UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2019

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway, 34th Floor, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	Y	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2019, Alleghany Corporation (the “Company”) announced the appointment of Kerry J. Jacobs to serve as Senior Vice President and chief financial officer of the Company, effective July 1, 2019. Ms. Jacobs succeeds John L. Sennott, Jr., who will serve as Chairman, Chief Executive Officer and President of CapSpecialty, Inc. (“CapSpecialty”), a wholly-owned subsidiary of the Company.

Ms. Jacobs, age 40, has served as the Company’s Vice President—Finance since March 2014, and as Chief Risk Officer of the Company since October 2014. From May 2013 to February 2014, Ms. Jacobs was Vice President, Global Revenue at Gerson Lehrman Group. Prior to that, Ms. Jacobs was a Vice President at the Investment Banking division of Deutsche Bank Securities in the Financial Institutions Group, where she was employed since 2008. Previously, from 2003 to 2006, Ms. Jacobs was employed by DaimlerChrysler Financial Services.

In connection with Ms. Jacobs’ appointment as Senior Vice President and chief financial officer of the Company, Ms. Jacobs will be eligible to earn an annual base salary of $500,000 and will continue to be eligible to earn an annual cash incentive award pursuant to the Company’s 2015 Management Incentive Plan, subject to the achievement of applicable performance criteria, with a maximum annual incentive opportunity of $370,000. In addition, the Compensation Committee of the Board of Directors of the Company has approved a grant of 373 restricted stock units to Ms. Jacobs under the Company’s 2017 Long-Term Incentive Plan. Ms. Jacobs’ restricted stock units will cliff vest on the fourth anniversary of the date of grant, subject to Ms. Jacobs’ continued employment with the Company or one of its subsidiaries through such date.

In connection with Mr. Sennott’s transition from Senior Vice President and chief financial officer of the Company to Chairman, Chief Executive Officer and President of CapSpecialty, the Company and CapSpecialty expect to enter into agreements with Mr. Sennott that will reflect his new role, and such other terms as may be mutually agreed upon between the Company, CapSpecialty and Mr. Sennott. The terms of Mr. Sennott’s compensation in connection with his employment as Chairman, Chief Executive Officer and President of CapSpecialty are still being finalized and are therefore not yet available for disclosure hereunder. The Company will disclose the final compensation terms in a subsequent filing to be made by the Company under the Securities Exchange Act of 1934 when such terms are finalized.

Item 8.01	Other Events.

On July 1, 2019, the Company issued a press release announcing the above mentioned appointments. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated July 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: July 1, 2019	By:	/s/ Joseph P. Brandon
	Name:	Joseph P. Brandon
	Title:	Executive Vice President